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                                                                    EXHIBIT 10.2

                        FULFILLMENT SERVICES AGREEMENT
                        ------------------------------


This Agreement made and entered into this 22 day of July, 2000 by and between Mannatech/TM/, Incorporated ("Mannatech") with its principle place of business at 600 S. Royal Lane, Suite 200, Coppell, Texas 75019 and Marcus B. Gohlke, President of ALT*MED/TM/ Lactoferrin Products Company ("ALT*MED") with its principle place of business located at 12302 Astoria Boulevard, Houston, TX 77089 hereinafter collectively referred to as the "Parties".

                                   RECITALS
                                   --------

WHEREAS, Mannatech develops and sells proprietary nutritional supplements and topical products ("Products") through a network marketing system throughout the United States, Canada, Australia, the United Kingdom and Japan by distributors referred to as Independent Associates ("Associates");

WHEREAS, ALT*MED proposes to supply an edible product containing the patented ingredients Colostrum, Lactoferrin and Beta 1316 and other raw materials in a lozenge form ("ALT*MED Product") intended for human consumption of which Mannatech intends to add to its product line;

WHEREAS, Mannatech is desirous of securing and exclusive licensing and fulfillment agreement for the ALT*MED Product and ALT*MED is willing to supply Mannatech with all the ALT*MED Products (lozenges) required;

NOW THEREFORE, promises considered, and in consideration of the covenants, releases, and obligations of the Parties herein, the Parties agree as follows:

1.   Term.
     ----
     1.1  Primary Term. Unless terminated by either Party as outlined herein,
          ------------
          this Agreement shall be effective for a period of twelve (12) months ("Initial Term") unless earlier terminated in accordance with Paragraph 10 commencing on the date of this Agreement. After the Initial Term, this Agreement may extend for five successive twelve
          (12) month terms, upon mutual written agreement of the Parties, provided ALT*MED has performed all of the covenants and undertakings as required hereunder. The Parties agree that at the conclusion of the Initial Term, Mannatech shall conduct a review of the sales of the ALT*MED Product to determine whether such sales warrant continuing the Agreement into the Secondary Term under which royalties shall be paid as contemplated in paragraph 3

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          hereunder. Either Party may terminate this Agreement in the event that regulatory requirements, including but not limited to quality assurance, good manufacturing practices and legality for sale are not met regarding product and manufacturing, such determination at its sole discretion.

     1.2  Secondary Term. If at the end of the Primary Term, Mannatech
          --------------
          determines continued ordering of the ALT*MED Product is warranted.
          The Parties may enter into five (5) successive series of twelve month ("Individual Term"), hereinafter, collectively the Secondary Term ("Secondary Term"). Mannatech shall have the option to review ALT*MED Product sales as contemplated in paragraph 1.1 within thirty (30) days of the conclusion of each Individual Term. Mannatech may choose to terminate this Agreement at its discretion without further obligation to ALT*MED.

2.   Duties.
     ------
     (a) ALT*MED shall at all times be considered an independent contractor ("Independent Contractor") of Mannatech as to the duties and responsibilities contemplated hereunder. As such, ALT*MED agrees that during the term of this agreement, ALT*MED will remit and pay all required amounts attributed to any compensation paid to ALT*MED as required herein to any and all taxing authorities as required by law. ALT*MED agrees that during the course of this Agreement on behalf of Mannatech, ALT*MED shall not engage in any conflicting activities, including operating a Mannatech Associate position or hold a downline position nor shall any of its principals or affiliates.

     (b) ALT*MED shall develop a Product exclusively for Mannatech (hereinafter defined as "Product Development") containing a combination of the patented ingredients Colostrum, Lactoferrin and Beta 1316. The Parties acknowledge that ALT*MED has or may have previously marketed a product containing Colostrum and Lactoferrin, but such products have not contained Beta 1316. For the purposes of this paragraph, "new" shall be defined as a proprietary formulation not previously produced, or marketed by ALT*MED or any of its subsidiaries.

     (c) Contemporaneously with such Product Development, ALT*MED shall provide to Mannatech all required scientific data, efficacy studies necessary to substantiate any and all purported Product Development claims. ALT*MED and Mannatech shall further ensure all aspects of the Product Development as contemplated hereunder comports with regulatory guidelines in place

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          by the Food and Drug Administration ("FDA") during the term of this agreement.

     (d) ALT*MED in cooperation with Mannatech shall bear all responsibility for product and quality control for all ALT*MED Product as contemplated hereunder. Mannatech shall determine the appropriate criteria associated with shipment of ALT*MED Product and shall instruct ALT*MED accordingly.

     (e) The Parties agree that any idea, technology, know-how, process, patent, formula, product, composition, publication, tape, iteration, use, information, or other intellectual property ("Intellectual Property") which shall come to ALT*MED and/or be researched and developed related to the ALT*MED Product shall be the sole and exclusive property of Mannatech, and any compensation therefore shall be embraced within the compensation stated in paragraph 3 herein. ALT*MED specially represents and warrants that any of the Intellectual Property that is researched and developed for Mannatech is of independent, and novel origin, and does not rely in any aspect on other technologies and ideas that ALT*MED has, in the past, conceived, researched and/or developed for ALT*MED or others. Further ALT*MED hereby represents and warrants as follows:

          - That none of the Intellectual Property of which ALT*MED conceives, researches or develops, and ultimately conveys to the Corporation shall violate or infringe any patent, copyright, right of privacy, nor constitute the misuse of misappropriation of any trade secret or confidential information which is the subject of an agreement or legal requirement involving a third-party;

          - That ALT*MED shall take reasonable steps to identify and secure any approvals or permissions required in connection with the production, manufacture, use or exploitation of the Intellectual Property to the effect that the same have been or will have been obtained prior to any transfer of the Intellectual Property to Mannatech (or if not reasonably obtainable, identified to Mannatech in writing), and that to the extent the same are secured, such shall remain in full force and effect with respect to such Intellectual Property during the period of ownership by Mannatech.

          - ALT*MED agrees to execute any document, accurately prepared by counsel of Mannatech,

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               which shall serve to preserve the rights to the Intellectual
               Property of Mannatech, including patent applications and related documents, and transfers and evidences of ownership of such rights in Mannatech. The obligation to acknowledge ownership of the Intellectual Property in Mannatech and to participate in the execution of documents to obtain, evidence and secure rights pertaining to the same, shall survive this agreement, and shall bind ALT*MED and its successors, and if applicable, assigns. Accordingly, ALT*MED affirm that any rights which might vest in it with regard to any Intellectual Property which shall come to ALT*MED and/or be researched and developed during the term of this Agreement for Mannatech, including without limitation the rights to manufacture, reproduce, use, publish, distribute, market, sell, license or otherwise exploit, shall be transferred, at various times, at the request of Mannatech, to it, as its sole property, with no rights, except to the right of compensation, set forth herein, remaining within your ownership.

     (f) Mannatech has the right to inspect and test all ALT*MED Product as contemplated herein, to the extent practicable, at all places and times, including the period of manufacture, and in any event prior to acceptance thereof. Mannatech shall perform inspections and tests for quality assurance in a manner that will not unduly delay the production of the ALT*MED Product. Mannatech may require repair, reformulation or replacement of nonconforming ALT*MED Product, those constituting, without limitation of the foregoing, unacceptable formulation(s), scientific validation, safety, efficacy, shelf life and nonconformity with FDA regulations. Mannatech reserves the right to run adequate tests to determine whether the ALT*MED Product conform to the specifications as contemplated hereby. Use of a portion of the ALT*MED Product shall not constitute acceptance thereof.

     (g) All books and records maintained by ALT*MED with respect to the ALT*MED Product shall be available at all reasonable times for inspection and verification by Mannatech or any of its designated agents or representatives. Mannatech reserves the right, at any time, to examine ALT*MED's books and records related to the ALT*MED Product at Mannatech's expense, and ALT*MED shall cooperate with any person making such examination on behalf of Mannatech.

     (h) Mannatech may, from time to time request Marcus Gohlke's appearance for promotional purposes at

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          Mannatech-sponsored events ("Events"). Such appearances and compensation thereof shall be embraced within the terms of this Agreement. Mannatech agrees to reimburse ALT*MED for reasonable out of pocket unanticipated expenses ("Expenses") incurred as a result of attendance at such Events at Mannatech's request. Such Expenses shall be subject to approval solely by Mannatech such approval may be withheld at any time.

3.   Compensation.
     ------------
     As compensation for the licensing of the ALT*MED Product and compensation for fulfillment of Mannatech product orders as outlined herein and provided all terms and conditions are met hereunder, Mannatech shall pay ALT*MED according to the payment schedules as evidenced and attached hereto as Exhibit "A" - "ALT*MED Product Payment Schedules". Compensation shall encompass all costs related to product manufacture, quality control, shipping, import and export taxes and royalty payments. All funds payable in U.S. dollars. ALT*MED shall be responsible for the payment of any and all taxes including calculation and remittance of backup withholding related to the payment schedules as outlined in this Agreement.

4.   Exclusivity.
     -----------
     The Parties agree that as an inducement to Mannatech to enter into this Agreement, ALT*MED agrees that it will not develop, market, distribute and sell any other similar products for one (1) year after initiation of product sales by Mannatech. ALT*MED agrees to grant Mannatech the exclusive right to the product formulations and marketing rights as contemplated herein.

     Mannatech acknowledges that ALT*MED may have agreements in place with other companies at the time this Agreement is executed. The Parties hereto stipulate that Mannatech and the Agreement contemplated hereby, shall not henceforth have any impact, influence, or determination as to whether or not ALT*MED chooses to continue such other agreements as in place at this time.

     The Parties further agree that as an inducement for Mannatech to enter this agreement and pay the funds hereunder, it shall have worldwide marketing rights to the ALT*MED Product as Mannatech expands into other countries, whether through the expansion within the normal course of marketing through its Associates or through a Personal Consumption Program, whatever the case may be. ALT*MED agrees that Mannatech shall always have the sole right to sell the ALT*MED product, and as such, ALT*MED will structure any other licensing agreements with third-parties to reflect Mannatech's right to exclusively market the ALT*MED Product. In the event Mannatech commences

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     sales within a specified country, ALT*MED will take all legal action necessary to ensure the third-party discontinues sales of the ALT*MED product.

5.   Trademarks and Tradenames.
     -------------------------
     (a.) The Parties recognize that the name and/or respective marks of the other are valuable and that all goodwill associated with use of such names and marks shall inure to the benefit of the other. Mannatech shall have the right to terminate this Agreement immediately in the event that ALT*MED acts in a manner which would negatively impact the reputation of Mannatech and/or of its name or marks ("Mannatech Marks") and/or would infringe or dilute the value of Mannatech's marks or which is not in compliance with applicable law in the United States or any other country in which Mannatech conducts business as the case may be.

     (b.) Mannatech shall be the sole owner and shall have perpetual use and control of all Promotional Materials produced for Mannatech bearing its trade name and/or Mannatech Marks related to the ALT*MED Product. Mannatech shall be free to dispose of and treat in any way all Promotional Materials under this Agreement, including but not limited to selling, advertising, distributing, and permitting their use in other mediums, whether for profit or otherwise. ALT*MED has no right or license to use any of the trademarks or tradenames owned by, licensed to or associated with the Mannatech Marks during the term of this Agreement without prior approval and express permission from Mannatech, such approval and permission is within the sole discretion of Mannatech and may be withheld at any time.

6.   Confidential Information.
     ------------------------
     The Parties recognize and acknowledge that their respective tradename(s), trademarks, copyrights, marketing plans, identity and related information regarding Associates, product formulations and other proprietary product information contemplated hereby and any information of either relating to the management/operations of the other or designated by the other as confidential and/or proprietary (as to each, "Confidential Information") is the sole property and trade secret of the party to whom it belongs. Each party agrees that the Confidential Information of the other shall not be used, sold, disclosed or assigned by such party for any purpose, except to the extent necessary to the performance of this Agreement. Upon termination of this Agreement, each party agrees to return to the other party all written materials, software, customer/member/representative lists and other information that contain Confidential Information of such other party and further agrees not to use such Confidential Information. In the event of breach or

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     threatened breach of this Section by either Party, the non-breaching party will be entitled to an injunction restraining the other party from disclosing, in whole or in part, any Confidential Information to any person, firm, corporation, association or other entity to whom the non-breaching party's Confidential Information, in whole or in part, has been disclosed or threatened to be disclosed. Nothing contained herein will be construed as limiting the non-breaching party from, or prohibiting the non-breaching party from, pursuing any other remedies available to it for such breach, or threatened breach, including recovery of damages from the breaching party. This section shall survive the termination of this Agreement.

7.   Indemnification by Mannatech and ALT*MED.
     ----------------------------------------
     (a) ALT*MED hereby agrees to indemnify and save Mannatech and hold Mannatech harmless in respect of all causes of action, liabilities, costs, charges and expenses, loss and damage (including consequential loss) suffered or incurred by Mannatech (including legal fees) arising from any willful or grossly negligent act or omission of ALT*MED or its employees, servants and agents and arising from contravention by ALT*MED of any of its employees, servants, and agents of any of the terms and conditions imposed on ALT*MED pursuant to this Agreement.

     (b) No party shall be liable to any other party hereunder for any claim covered by insurance, except to the extent that the liability of such party exceeds the amount of such insurance coverage. Nothing in this clause (b) shall be construed to reduce insurance coverage to which any party may otherwise be entitled.

     (c) ALT*MED hereby agrees to indemnify and save Mannatech and hold Mannatech harmless in respect of all causes of action liabilities, costs, charges and expenses, loss and damage (including consequential loss) suffered or incurred by Mannatech (including legal fees) arising from the infringement of other marks and affects of using marks and contents without prior review as required herein.

8.   Representations and Warranties of ALT*MED.
     -----------------------------------------
     The following representations and warranties are made by ALT*MED and are true and correct and shall remain true and correct during the term of this Agreement and have been made to induce Mannatech to enter into this Agreement.

     (a)  Organization. ALT*MED is a corporation duly organized, validly
          ------------
          existing and in good standing under the laws of its state of incorporation as to the United States and as to the region in which it does business

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          and has full power and authority to carry on its business as now being conducted.

     (b)  Authorization and Agreement. The execution, delivery and performance
          ---------------------------
          of this Agreement by ALT*MED has been authorized by all necessary corporate action on its part. The consummation of the transactions contemplated by this Agreement will not result in the breach of, or constitute a default under, any indenture, mortgage, note, agreement or other financing agreement to which ALT*MED is a party or to which it or its properties or rights are subject and will not be in violation of the rights of any other party.

     (c)  No Consent. No consent of any party and no consent, license, approval
          ----------
          or authorization of, or exemption by, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, validity or enforceability of this Agreement with respect to ALT*MED and the consummation of the transactions contemplated hereby.

     (d)  Insurance. Exhibit "B" - "Insurance" attached hereto provides a
          ---------
          complete list and brief description (specifying the insurer, the policy number or covering note number with respect to binders, and describing each pending claim thereunder) of all policies or binders of product liability insurance held by or on behalf of each of ALT*MED or in which it is listed as a co-insured or loss payee respecting the ALT*MED Product or any constituent component of any such ALT*MED Product. Such policies and binder shall be and shall continue in full force and effect, unless Mannatech shall be notified as to their cancellation at least thirty (30) days prior to the same. ALT*MED shall cause Mannatech to be listed as loss payee or co-insured on each such policy set forth on Exhibit "C" upon the development of the ALT*MED Product, and to continue on such policy in such capacity during the term of this Agreement.

     (e.) Validity and Enforceability. This Agreement is valid and enforceable
          ---------------------------
          against ALT*MED in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement by ALT*MED does not violate any law or rule or regulation or give rise to a cause of action in favor of any person which will result in any liability to any of the Parties.

     (f.) No Breach. Neither the execution and delivery of this Agreement nor
          ---------
          the consummation of the transactions contemplated hereby will (i.) violate any provision of the Articles of Incorporation or By-Laws of ALT*MED

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          (ii.) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate or constitute a default (by way of substitution, novation or otherwise) under the terms of any mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation to which ALT*MED is a party or by which it may be bound or by which any of the property or assets of ALT*MED may be bound or materially affected, (iii.) result in the creation of any lien, charge or encumbrance upon the assets or properties of ALT*MED as it relates to its business or the pending business of Mannatech to the terms of any such mortgage, bond, indenture, agreement, franchise or other instrument or obligation, (iv.) violate any judgement, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental body against, or binding upon ALT*MED or upon the property, assets or business of ALT*MED or (v.) constitute a violation by ALT*MED of any law or regulation of any jurisdiction as such law or regulation relates to it or to the property or business of ALT*MED.

     (g.) Tax Matters. ALT*MED has filed all income tax, excise tax, sales tax,
          -----------
          use tax, gross receipts tax, franchise tax, employment, payroll and withholding tax, real and personal property tax, and all other tax returns which ALT*MED is required to file, and has paid or provided for all taxes shown on such returns and all deficiencies or other assessments of tax, interest or penalties which have been served on or delivered to ALT*MED. No penalties or other charges are, or will become due with respect to the late filing of any such return. Reserves for current and deferred taxes of ALT*MED are sufficient to cover the payment of all Federal, local, county, foreign and other taxes and all employment, payroll and withholding taxes, including any penalties or interest thereon, whether or not measured in whole or in part by net income and whether or not assessed or disputed, which are hereafter found to be, or to have been, due with respect to the conduct of they business of ALT*MED. There are no claims pending with respect to Federal, state, local, county, foreign or other taxes against ALT*MED. The Federal income tax returns of ALT*MED have never been audited by the Internal Revenue Service. No unassessed tax deficiency has been proposed or threatened against ALT*MED. There are not in force any extensions of time with respect to the dates on which any tax return was or is due to be filed by ALT*MED any waivers or agreements by ALT*MED for an extension of time for the assessment of payment of any tax.

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     (h.) Compliance with Laws. The business and operations of ALT*MED and any
          --------------------
          of its other affiliates and subsidiaries, if any have not been, and are not, conducted in violation of any applicable judgement, order, injunction, award, tariff or decree. ALT*MED has not received notice of, nor does ALT*MED have any knowledge of or any reasonable grounds to know after due inquiry that the business and its operations have not been and are not, conducted in violation of any Federal, state or local law, ordinance, regulations, or any other requirement of any governmental body, court or arbitrator applicable to ALT*MED or pursuant to which they conduct their business and operations. ALT*MED has all permits, licenses, orders, authorizations or approvals of any Federal, state, local or foreign governmental or regulatory body to carry on its business in the places and in the manner now and heretofore conducted, and all such licenses, authorizations and permits are in full force and effect. ALT*MED has neither received notice of nor have any knowledge of or any reasonable grounds to know after due inquiry that the business and operations of ALT*MED have not and are not, conducted in material violation of any such licenses, authorizations and permits, and no proceeding is pending or threatened to revoke or limit any such license, authorizations or permits.

     (i.) Contracts and Benefits. Except as disclosed on Exhibit "C," "Contracts
          ----------------------
          and Benefits" attached hereto, ALT*MED is not party to any agreement which is similar in scope or content with any third-party, it being the intent of the Parties that this agreement be exclusive as to Mannatech with respect to the product formulations of the ALT*MED Product.

     (j.) Actions and Proceedings. Except as listed on Exhibit "D" - "Actions
          -----------------------
          and Proceedings", there are no actions, suits claims or legal, administrative, regulatory or arbitration proceedings or investigations (whether or not the defense thereof or liabilities in respect thereof are covered by policies of insurance) pending or, to the knowledge of ALT*MED, against, involving or affecting ALT*MED, their officers or directors, or any of them or any of their property or assets of ALT*MED, which, individually or in the aggregate, might have a material adverse affect on the assets, property, operations, business or financial condition of ALT*MED, and there are no outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting ALT*MED as to the conduct of its development of products, sales and distribution for other entities. None of the actions, suits, claims, proceedings or investigations listed on Exhibit "E", individually or together with any other, will have a material adverse effect on the operations, business or financial condition of ALT*MED. There is no litigation pending or threatened which would give rise to any right of indemnification from ALT*MED or any director, officer or shareholder of ALT*MED, or partner or joint venturer of any of the same, or his heirs, executors or administrators. No suit, action or other proceeding or investigation is threatened or pending before any court or governmental agency to restrain or prohibit, or to obtain damages, a discover order or other relief in connection with, this Agreement or the consummation of the transactions contemplated hereby or of any similar nature. This representation and warrant shall specifically survive the execution, performance and termination of this agreement and ALT*MED shall notify Mannatech in the event that such governmental or legal action is threatened or undertaken.

     (k.) Suppliers and Customers. The relationships of ALT*MED with its
          -----------------------
          suppliers and customers is generally good. No material customer or supplier has cancelled or otherwise terminated, or threatened to cancel or otherwise terminate its relationship with ALT*MED or has actually notified that it will decrease its services or supplies to ALT*MED.

     (1.) Accurate Disclosure. All documents and the Schedules delivered or to
          -------------------
          be delivered by or on behalf of ALT*MED to Mannatech in connection with this Agreement and the transactions contemplated hereby are true and complete, and all such documents are authentic, valid, and binding on ALT*MED in accordance with their terms. The information required to be furnished by or on behalf of ALT*MED pursuant to this Agreement and in connection with the transactions contemplated hereby does not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements contained therein not false of misleading.

     (m.) Experience. ALT*MED hereby represents and warrants that it has
          ----------
          substantial, successful, favorable experience in providing services such as the Duties set forth in Paragraph 2 hereof with respect to product development, sales and distribution for other companies.

     (n.) Exhibits. ALT*MED have caused Exhibits "B" - "D" to be attached and
          --------
          incorporated into this Agreement. All statements of fact set forth in such Exhibits shall be deemed additional representations and warranties of ALT*MED as to the veracity of content and as to the existence of the subject matter of the same.

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9.   Default.
     -------
     In the event any Party to this Agreement shall fail to timely perform or keep any undertaking to which it has agreed herein, then the other party may, upon ten (10) days notice in writing, during which period the party against whom such default is contended may cure such contended default without affecting any other provision of this Agreement, after which, if such default has not been cured, such party may, should it so elect, cancel this Agreement and sue for damages.

10.  Termination
     -----------
     Either party may terminate this agreement at any time upon written notice ("Notice") delivered to the other thirty (30) days in advance of the date noticed for termination.

     Mannatech shall require the immediate cessation of production of ALT*MED Product in its notification to ALT*MED, in which case ALT*MED shall immediately cease production to be rendered under this Agreement and return all materials and Confidential Information to Mannatech.

11.  Notice.
     ------
     Any notice or other communications between the Parties hereto shall be sufficiently given if sent by Federal Express or by telecopy, if to Mannatech addressed to it at 600 South Royal Lane, Suite 200 Coppell, Texas 75019, or if to ALT*MED addressed to it at 12302 Astoria Boulevard, Houston, Texas 77089 or to other such addresses hereafter designated in writing by one party to the other. Such notice or other communications shall, if sent by telecopy, be deemed to be given upon receipt of the confirmation of its proper transmission and if outside the hours of 9:00 a.m. to 5:00 p.m. on any business day in the jurisdiction of the addressee, shall be deemed to be given at 9:00 a.m. on the next business day. Notices sent by Federal Express shall be deemed to be received (3) days after the date of forwarding the same. For the purposes of this Agreement, "business day" shall refer to a day in which trading banks are open for business.

12.  Attorney's Fees.
     ---------------
     In the event any party hereto shall institute an action, including arbitration pursuant to Section 15 of this Agreement, to enforce any rights hereunder, the prevailing party in such action shall be entitled, in addition to any other relief granted, to reasonable attorneys' fees and costs.

13.  Severability.
     ------------
     Any portion of this Agreement which may be prohibited or unenforceable in any applicable jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, but shall not invalidate the

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     remaining portions of such provisions or the other provisions hereof or affect any such provisions or portion thereof in any other jurisdiction.

14.  Modification.
     ------------
     This Agreement and the Exhibits attached hereto may be revised from time to time and can be modified by mutual written agreement of the Parties.

15.  Waivers.
     -------
     Any failure by any of the Parties to comply with any of the obligations, agreements or conditions set forth in this Agreement may be waived by the other party, but any such waiver will not be deemed a waiver of any other obligations, agreement or conditions contained herein.

16.  Counterparts.
     ------------
     This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same document.

17.  Compliance.
     ----------
     Each party will comply with all laws relating to the performance of this Agreement including federal, state and Japanese laws, rules and regulations and represents and warrants that execution of this Agreement and performance of its obligations under this Agreement does not and will not breach any other agreement to which it is or will be a party, including but not limited to any agreements with its customers.

18.  Arbitration.
     -----------
     Any controversy between the parties to this Agreement or the breach thereof, shall be adjudicated by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Dallas County, Texas, and judgment on the award rendered by the arbitrator(s) may be entered in any court having competent jurisdiction thereof.

19.  No Agency.
     ---------
     Neither party shall purport or shall be deemed an agent, employee, partner, or joint venture with the other party.

21.  Governing Law.
     -------------
     The Parties hereto agree that this Agreement shall be enforced and governed by the laws of the State of Texas without regard to the conflicts of law principals. Each party consents to personal jurisdiction in Dallas County, Texas, for any action to enforce arbitration including any further rules provided for emergency or extraordinary relief, as to this Agreement.

22.  Authority.
     ---------
     The Parties represent that they have full capacity and authority to grant all rights and assume all obligations they have granted and assumed under this Agreement.

23.  Assignment.
     ----------
     This Agreement and the rights hereunder may not be assigned by any party (except by operation of law) without prior written consent of the other party, but, subject to the foregoing limitation, this Agreement shall be binding and inure to the benefit of the respective successors, assigns, and legal representatives of the Parties.

24.  Force Majeure.
     -------------
     In the event that any party shall be prevented from performing any of its obligations due under the terms of this agreement by an act of God, by acts of war, riot, or civil commotion, by an act of the State, by strikes, fire, flood, or by the occurrence of any other event beyond the control of the Parties hereto, that party shall be excused from any further performance of the obligations and undertakings set forth under the terms of this Agreement.

25.  Captions.
     --------
     The headings of the sections in this Agreement are intended solely for convenience of reference and are not intended and shall not be deemed for any purpose whatsoever to modify or explain or place constriction upon any of the provisions of this Agreement.

26.  Entire Agreement.
     ----------------
     This Agreement constitutes the entire agreement between the Parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understanding of the Parties, and there are no representations, warranties, or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein. No supplement, modification, amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the Parties hereto.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first written above.

Mannatech/TM/ Incorporated


By:
     -----------------------------------
     Robert M. Henry
Its: Chief Executive Officer


ALT*MED Lactoferrin Products Company

By:
     -----------------------------------
     Marcus B. Gohlke, CPA

Its: President

                EXHIBIT "A" - ALT*MED PRODUCT PAYMENT SCHEDULES

                          All Amounts in U.S. Dollars


1.   Initial Term.
     ------------

     Mannatech agrees to pay ALT*MED the sum of $____________ ("Payment") per month, beginning September 1, 2000 for the exclusive licensing and fulfillment of the ALT*MED Product until the end of the Primary Term. In consideration of this Payment, ALT*MED agrees to ship to Mannatech or its designated manufacturer the equivalent of _________ of the ALT*MED Product per month, beginning October 1, 2000. For the purposes of this Agreement, one (1) product shall be the equivalent of 60 ALT*MED lozenges.

     Mannatech agrees to submit purchase orders ("Orders") to ALT*MED, on a monthly basis the actual number of ALT*MED Products required. In the event Mannatech requires more than ___________ ALT*MED Products per month, ALT*MED shall be compensated an addition $______ for each ALT*MED product ordered.

2.   Secondary Term.
     --------------

     In the event the Parties agree to enter into the Secondary Term of this Agreement, Mannatech agrees to pay ALT*MED a royalty of $________ ("Royalty") for each ALT*MED Product sold by Mannatech. Such payment shall be tendered to ALT*MED only for those Products sold by Mannatech to consumers and/or Independent Associates ("Associates") or others who may from time to time purchase the Products for use, collectively "Purchasers".

     For purposes of this Agreement, a Product shall be deemed sold only if Mannatech has received payment for the Product from the respective Purchasers. ALT*MED shall not be entitled to receive Compensation for any ALT*MED Product donated by Mannatech, distributed gratuitously by Mannatech in an effort to promote sales or for those ALT*MED Products reserved for internal purposes or use.

     In during the course of this Agreement, Mannatech exceeds five million ALT*MED Product orders from ALT*MED, ALT*MED agrees to an adjusted royalty of .80 per ALT*MED Product. In the event Mannatech exceeds ten million ALT*MED Product orders from ALT*MED, ALT*MED agrees to an adjusted royalty of .60 per ALT*MED Product. For purposes of computation, all ALT*MED products purchased by Mannatech during the Primary Term shall be included in this accounting.

     On the fifteenth (15/th/) of each month, Mannatech shall compute the total number of ALT*MED Products sold during the prior month and, on making that determination, shall remit promptly the Royalty and a copy of the compensation statement ("Statement") fifteen (15) days after the computation date and on a monthly basis, on the same date each month throughout the term of this Secondary Term to ALT*MED or its appointed agent. If ALT*MED, for any reason, objects to any Statement submitted by Mannatech, ALT*MED shall set forth the objection with specificity in writing and submit it to Mannatech within thirty (30) days from the date of the Statement. Any objection ALT*MED may have to any Statement shall be deemed waived unless it is transmitted in accordance with the terms of this paragraph.

                            Exhibit "B" - Insurance

                     Exhibit "C" - Contracts and Benefits

                    Exhibit "D" - "Actions and Proceedings"